Exhibit 1(a)

[Form of Agency Agreement]

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

AB Svensk Exportkredit

Västra Trädgårdsgatan 11 B

P.O. Box 16368

S-103 27 Stockholm, Sweden

Medium-Term Notes, Series C

AGENCY AGREEMENT

[                        ], 2004

[DEUTSCHE BANK SECURITIES INC.

31 West 52nd Street

New York, New York 10019]

[GOLDMAN, SACHS & CO.

85 Broad Street

New York, New York 10004]

[LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019]

[MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner

& Smith Incorporated

4 World Financial Center

New York, New York 10080]

[MORGAN STANLEY & CO. INCORPORATED

1585 Broadway

New York, New York 10036]

Ladies and Gentlemen:

AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) confirms its agreement with each of you (each of you, an “agent” and collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series C (the “Notes”) having an aggregate initial public offering price or purchase price of up to

$4,000,000,000 (plus approximately $98,865,708 of Notes which were initially offered on a delayed basis pursuant to an earlier prospectus and not sold), or the equivalent thereof in other currencies or composite currencies, to be issued pursuant to an indenture (the “Indenture”), dated as of August 15, 1991, between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of [INSERT DATE], 2004.  Notes may bear interest, if any, at either fixed rates (“Fixed Rate Notes”) or floating rates (“Floating Rate Notes”).  The Company may from time to time offer Notes (“Indexed Notes”) the principal amount payable at the maturity of which and/or the interest on which will be determined by reference to designated currency (or composite currency), commodity or other prices or the level of one or more designated stock indices or otherwise by application of a formula.

Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters, the Company hereby (i) appoints each of you as agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any of you as principal for resale to others the Company will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-                ) relating to, inter alia, its Debt Securities including the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement including the exhibits thereto, as amended as of the date hereof, is hereinafter referred to as the “Registration Statement”.  The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes.  The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the “Base Prospectus”.  The term “Prospectus” means the Base Prospectus together with the prospectus supplement or supplements (each a “Prospectus Supplement”) specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act.  As used herein, the terms “Basic Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein.  The terms “supplement” and “amendment” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “amend” and “supplement” shall include the filing of such documents with the Commission.  The term “Pricing Supplement” shall mean a Prospectus Supplement that sets forth the terms or a description of a particular issue of Notes.  Terms used but not defined herein shall have the meaning provided in the Prospectus.

SECTION 1.                                Representations and Warranties of the Company.  The Company represents and warrants to each of you as of the date hereof, as of the Closing Date (as defined below) and each Settlement Date (as defined below) hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the “Representation Date”), as follows:

(a)                                  (i)                                     Registration Statement, Prospectus.  The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied and, as of the applicable Representation Date, will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.  The Registration Statement, at the time it became effective, did not and, as of the applicable Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of the applicable Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of you expressly for use in the Registration Statement or Prospectus.

(ii)                                  Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii)                               No Stop Order.  The Registration Statement has been filed with the Commission and has become effective; as of the applicable Representation Date, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof and no order directed to any document incorporated by reference in the Prospectus, as then amended or supplemented, has been issued and is in effect, and no proceeding for such purpose is pending or, to the knowledge of the Company, threatened by the Commission, and no challenge has been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus, as then amended or supplemented; and any request by the Commission for inclusion or incorporation by reference of additional information in the Registration Statement or the Prospectus or otherwise has been complied with.

(iv)                              No Other Exhibits to Be Filed.  There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be filed as an exhibit to any document incorporated by reference in the Prospectus or required to be described in the Registration Statement or in the Prospectus, which are not so filed or described as required.

(b)                                 Due Organization.  Each of the Company and its subsidiaries is a joint stock company duly organized and validly existing under the laws of Sweden with corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation under the laws of each other jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified.

(c)                                  Indenture.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(d)                                 Notes.  The Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated hereby and by any applicable Terms Agreement and  the Indenture, will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(e)                                  This Agreement, Terms Agreement.  This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(f)                                    No Conflict, Default, or Violation.  The execution, delivery and performance of this Agreement, the Indenture and any applicable Terms Agreement, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not result in a violation of the Articles of Association of the Company or violate or conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of its property or assets is subject.

(g)                                 No Governmental Authorization, Consent or Registration Required.  To the best knowledge of the Company after reasonable inquiry, except for such approvals as have already been obtained, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under this Agreement, the Indenture and any applicable Terms Agreement or to issue and offer, and to perform its obligations arising under, the Notes.

(h)                                 No Existing Defaults.  Neither the Company nor any of its subsidiaries is in violation of its Articles of Association or in default in the performance or observance of any agreement, indenture or instrument to which it is a party or by which it or any of its property or assets is bound, which would have, individually or in the aggregate, a material adverse effect on the business, financial position or results of operation of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(i)                                     Legal Proceedings.  Other than as may be set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;  and, to the best knowledge of the Company after reasonable inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(j)                                     Investment Company Act.  The Company is not, nor after giving effect to the transactions contemplated herein will be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(k)                                  Pari Passu Ranking.  The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with all unsecured and unsubordinated indebtedness of the Company.

(l)                                     Independent Public Accountants.  KPMG, who have certified the consolidated financial statements of the Company and its subsidiaries included in the Company’s Form 20-F annual reported incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m)                               Financial Statements.  The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth in the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with generally accepted accounting principles in Sweden (“Swedish GAAP”) at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with Swedish GAAP consistently applied throughout the periods involved except as described therein; and the discussion of material differences between Swedish GAAP and generally accepted accounting principles in the United States (“U.S. GAAP”) and the reconciliation of the consolidated financial statements to U.S. GAAP as set forth in the Prospectus, comply in all material respects with the rules and regulations of the Commission relating thereto and present fairly the material differences between Swedish GAAP and U.S. GAAP required to be so presented.

(n)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company and delivered to the Agents, as defined below (or to a Purchaser, as defined below), or to counsel to the Agents in connection with an offering of Notes shall be deemed a representation and warranty by ‘the Company to the Agents (or such Purchaser) as to the matters covered thereby.

SECTION 2.                                Appointment of Agents; Solicitations as Agent; Purchases as Principal.

(a)                                  Appointment of Agents.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, severally but not jointly, as the placement agents for the Notes and acknowledges that the Agents shall have the right to assist the Company in the placement of the Notes during the term of this Agreement, subject to the appointment of additional agents from time to time.  The Company agrees that, unless otherwise agreed, during the period the Agents are acting as the Company’s placement agents hereunder, the Company will not engage any other person or party to assist in the placement of the Notes; provided, however, that the Company may accept offers to purchase Notes through an agent other than an Agent if (i) the Company shall have executed a confirmation letter and such agent shall have executed an accession letter substantially in the form of Exhibits A-1 and A-2, respectively, hereto and (ii) the Company shall have provided the Agents with copies of such letters promptly following the execution thereof.

Subject to all of the terms and conditions of this Agreement and any Terms Agreement, the foregoing shall not be construed to prevent the Company from selling (i) in the United States, at any time (subject to Section 3(k)), any securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such securities and (ii) outside the United States, at any time, any securities in any form of offering.

(b)                                 Purchases as Principal.  No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal.  Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 2(d) hereof.

(c)                                  Solicitations as Agents.  The Agents will solicit offers to purchase the Notes upon the terms and conditions contained herein, and in connection therewith will use only the Prospectus which has been distributed most recently to the Agents by the Company as contemplated hereby (provided that such distribution occurs a reasonable amount of time in advance of such use).  If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of the Notes.  Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein.  The Company shall have the sole right to accept or reject any proposed purchase of the Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement contained herein.  Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.  No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason other than such Agent’s failure to comply with the terms and conditions of this Agreement relating to such purchase.  If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent which solicited such offer harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale, unless (x) such Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes from the Company commencing at any time for any period of time or permanently.  The Company shall be entitled to suspend such solicitation as to any Agent or all of the Agents, as determined by the Company.  Upon receipt of instructions from the Company, the Agent or Agents to whom such instructions are directed will forthwith suspend solicitations of offers to purchase from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. The Company shall transmit copies of any instructions delivered by the Company pursuant to this paragraph to each Agent, regardless of whether such instructions are directed to such Agent.

The Company agrees to pay to the appropriate Agent a commission equal to the percentage set forth in Schedule 1 hereto of the nominal principal amount of each Note sold by the Company as a result of a solicitation made by such Agent. No Note that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been sold by the Company until such Note shall have been delivered to the purchaser thereof against payment therefor by such purchaser.

(d)                                 Purchases as Principal.  Each sale of Notes to any of you as principal shall be made in accordance with the terms of this Agreement and a separate agreement that will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Purchaser. The term “Purchaser” shall refer to one of you acting solely as principal pursuant to this Section 2(d). Each such separate agreement (which shall be substantially in the form of Exhibit B hereto and which may take the form of an exchange of any standard form of written telecommunication between the Purchaser and the Company, or which may consist of an exchange of written confirmations by the parties with respect to such information (as applicable) as is specified in Exhibit B hereto) is herein referred to as a “Terms Agreement”.  The Purchaser’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement will specify the principal or face amount of Notes to be purchased by the Purchaser pursuant thereto, the price to be paid to the Company for such Notes and the time and place of delivery of any payment for such Notes (the “Settlement Date”). Unless expressly authorized by the Company in the Terms Agreement relating to a sale of Notes to a Purchaser, such Purchaser is not authorized to utilize a selling or dealer group in connection with the resale of such Notes.

(e)                                  Administrative Procedures.  Administrative procedures governing the offer and sale of Notes (the “Procedures”) shall be agreed upon from time to time by the Agents and the Company.  The initial Procedures are set forth in Exhibit C.  The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

(f)                                    Reliance.  The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and on the terms and conditions contained herein and in the manner provided herein.

(g)                                 Compliance with NASD Requirements.  Each Agent represents that it is a member in good standing of the NASD, a bank that is not a member of the NASD or a foreign bank or dealer not eligible for membership in the NASD.  In making sales of any Notes, each Agent that is an NASD member agrees to comply with the requirements of the NASD with respect to free-riding and withholding (IM 2110-1 or, if and when effective, Conduct Rule 2790 of the NASD) and Conduct Rules 2420, 2730, 2740 and 2750, and each Agent that is a foreign bank or a dealer agrees to comply with IM-2110-1 (or, if and when effective, NASD Conduct Rule 2790) and Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules as though such Agent were a member, and Rule 2420 of the NASD’s Conduct Rules as it applies to a nonmember broker dealer in a foreign country.

(h)                                 Delivery of Documents.  The documents required to be delivered pursuant to Section 5 hereof shall be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, on the date hereof, or at such other place or on such other date as you and the Company may agree upon in writing (the “Closing Date”).

SECTION 3.                                Covenants of the Company.  The Company covenants with each of you as follows:

(a)                                  Amendment of Prospectus, Registration Statement.  If, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase Notes in its capacity as Agent and to cease sales of any Notes that it may then own as principal, and the Company shall promptly, in the event that any Agent then owns any Notes as principal and is required by the Securities Act to deliver the Prospectus in connection with the sale of such Notes, and otherwise may at its discretion, but in any case subject to Section 3(e), prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and/or the Prospectus comply with such requirements.

(b)                                 Earnings and Other Information.  On or as soon as practicable after the date on which the Company shall make any announcement to the general public concerning its earnings or concerning any other event that is required to be described in a document filed with the Commission, the Company shall furnish such information to each Agent, confirmed in writing.

(c)                                  Filing of Exchange Act Reports; Consent of Auditors.  The Company will

(i)                                     comply, in a timely manner, with all requirements under the Exchange Act and the rules and regulations relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a) or 15(d) of the 1934 Act, and

(ii)                                  undertake to obtain the written consent of the company’s independent accountants as to incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company’s annual reports on Form 20-F under the Exchange Act.

(d)                                 Availability of Earnings Statement.  As soon as practicable after the date hereof, and otherwise at the times specified in Rule 158 under the Securities Act, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(e)                             Approval and Notification of Agents as to Registration Statement and Prospectus.  The Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed Prospectus Supplement or amendment to which the Agents reasonably object.  The Company will notify each Agent immediately of

(i)                                     the effectiveness of any amendment to the Registration Statement,

(ii)                                  the delivery to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the Exchange Act that will be incorporated by reference in the Prospectus,

(iii)                               the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any filing pursuant to the Exchange Act incorporated by reference in the Prospectus,

(iv)                              any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for additional information; and

(v)                                 (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (B) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or (C) the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

Notwithstanding the foregoing, in the case of a Pricing Supplement the Company need only seek approval of its filing from, and furnish copies thereof to, the Agent or the Agents offering the Notes covered thereby.  If the Base Prospectus is amended or supplemented as the result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

(f)                                    Delivery to Agents of Registration Statement, Prospectus.  The Company will

(i)                                     deliver to each Agent as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request and

(ii)                                  furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver the Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(g)                                 Annual and Other Financial Reports.  The Company will furnish to each Agent, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

(h)                                 Downgrading, Potential Downgrading.  The Company will promptly notify the Agents of any downgrading in the rating of the Notes or any other debt securities of the Company or of any notice of any intended or potential downgrading in the rating of the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1 under the 1934 Act) as soon as the Company learns of any such downgrading or of any notice of any intended or potential downgrading.

(i)                                     Qualification of Notes for Sale to Investors.  The Company will endeavor, in cooperation with the Agents, to qualify the Notes for sale under the laws of such states and other jurisdictions of the United States as the Company and the Agents shall agree and to maintain such qualifications in effect so long as required for the distribution of the Notes pursuant to this Agreement; provided, however, that in no event shall the Company be obligated (i) to qualify to do business or to qualify as a dealer in any jurisdiction, (ii) to execute a general consent to service of process or (iii) to take any other action that would subject it to service of process in suits other than those arising out of the offering or sale of the Notes, or to imposition of any taxes based on all or any part of its income, in any jurisdiction.

(j)                                     Furnishing of Documents Certificates, Opinions.  The Company will furnish to each Agent such documents, certificates of officers of the Company and opinions of counsel to the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as such Agent may from time to time and at any time prior to the termination of this Agreement reasonably request.

(k)                                  No Sales of Securities Similar to Notes Sold Under Terms Agreement.  Between the date of any Terms Agreement and the earlier of (i) the Settlement Date with respect to such Terms Agreement and (ii) five Business Days after the date of such Terms Agreement, the Company will not, without the prior consent of the Purchaser that is party to such Terms Agreement (which consent shall not be unreasonably withheld or delayed), offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than (i) Notes having terms significantly different from the terms of the Notes that are the subject of such Terms Agreement, (ii) commercial paper, (iii) securities offered only outside the United States and (iv) securities with respect to which the purchasers thereof have agreed with or represented to the Company that such purchasers are purchasing such securities for the purpose of investment and not with a view to or for resale), except as may otherwise be provided in any such Terms Agreement.

SECTION 4.                                Payment of Expenses.  Except as may be otherwise agreed between the Company and the Agents, the Company will pay all costs and expenses incident to the performance of its obligations under this Agreement and will reimburse the Agents, in an amount and manner to be agreed upon with the Agents, as follows:

(i)                                     Blue Sky Fees.  The fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(i) above and of preparing a Blue Sky Memorandum (including the fees and disbursements of counsel to the Agents in connection therewith).

(ii)                                  NASD Filings.  The cost of any filings related to the Notes with the National Association of Securities Dealers, Inc.

(iii)                               Rating Agencies’ Fees.  The fees paid to rating agencies in connection with the rating of the Notes.

(iv)                              Printing Expenses. The expenses incurred in printing and distributing the Registration Statement and the Prospectus and any amendment thereof or supplement thereto.

(v)                                 Counsel’s Fees.  The fees and disbursements of counsel to the Agents.

(vi)                              Other Costs.  Such other costs and expenses as shall be agreed between the Company and the Agents.

SECTION 5.                                Conditions of Obligations of Agents.  Each Agent’s obligation to solicit offers to purchase the Notes as agent of the Company and each Purchaser’s obligation to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements contained herein and to the following additional conditions precedent:

(a)                             No Stop Order.  At the date of each such solicitation and at each Settlement Date with respect to any Terms Agreement, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof and no order directed to any document incorporated by reference in the Prospectus, as then amended or supplemented, shall have been issued and be in effect, and no stop order proceeding shall have been initiated or, to the knowledge of the Company or any Purchaser, threatened by the Commission, and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus, as then amended or supplemented; and any request by the Commission for inclusion or incorporation by reference of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 No Untrue Statement or Omission in Registration Statement or Prospectus.  At the date of each such solicitation and at each Settlement Date with respect to any Terms Agreement, neither the Registration Statement nor any amendment thereof shall contain an untrue statement of a material fact that, or omit to state a fact that is required to be stated therein or is necessary to make the statements therein not misleading; and the Prospectus, as then amended or supplemented, shall not include an untrue statement of a material fact that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Other Conditions Precedent.  At the date of each such solicitation and at each Settlement Date with respect to any Terms Agreement, there shall not have occurred since the respective dates as of which information is given in the Registration Statement and the Prospectus, in the case of a solicitation, or since the date of such Terms Agreement, in the case of a Terms Agreement, any of the following:

(i)                                     No Material Adverse Change in Company’s Condition.  Any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business.

(ii)                                  No Outbreak of Hostilities or Other Calamity.  Any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents (or, in the case of a Terms Agreement, the Purchaser), impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes.

(iii)                               No Suspension in Trading.  Any suspension or material limitation by the Commission or any securities exchange of trading in any securities of the Company; any suspension or material limitation of trading generally on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in the over-the-counter market in debt securities in the United States; the declaration of a general moratorium on commercial banking activities by Federal of New York State authorities or by the relevant authorities of any country issuing the currency in which the relevant Notes are denominated or payable, or a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction.

(iv)                              No Downgrading_ or Notice of Potential Downgrading.  Any downgrading (or any notice of any intended or potential downgrading or of any review with possible negative implications) in the rating accorded any of the Company’s debt securities or preferred equity securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(v)                                 No Change in Taxation or Imposition of Exchange Controls.  Any change or development involving a prospective change in United States or Swedish taxation directly affecting the applicable Notes or the imposition of exchange controls directly affecting the applicable Notes.

(d)                                 Delivery of Opinions.  At the Closing Date, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement pursuant to Section 6 (c) hereof, the Agents (or in the case of a Terms Agreement, the Purchaser) shall have received:

(1)                                  Opinion of Swedish Counsel to Company.  An opinion, dated such date, of Advokatfirman Vinge, Swedish counsel to the Company, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) and counsel to the Agents, covering the matters set forth in Exhibit D hereto.

(2)                                  Opinion of Counsel to the Agents.  (i) An opinion, dated such date, of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) covering the matters set forth in Exhibit E hereto; and (ii) a letter, dated such date, of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, in form and substance satisfactory to the Agents (or the Purchaser, as the case may be) covering such other matters as the Agents (or the Purchaser, as the case may be) may reasonably require.

(e)                                  Certificate of Officer of Company.  At the Closing Date, and at each

Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement pursuant to Section 6(b) hereof, the Agents (or, in the case of a Terms Agreement, the Purchaser) shall have received a certificate of the Company, signed by the President, an Executive Director or the Treasurer of the Company and dated the Closing Date or such Settlement Date, as the case may be, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, this Agreement and any such Terms Agreement and that, to the best of his or her knowledge,

(i)                                     the representations and warranties of the Company in this Agreement and any such Terms Agreement are true and correct in all material respects, on the date thereof as if made on the date thereof,

(ii)                                  the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate,

(iii)                               no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and remains in effect and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission and

(iv)                              subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Change, except as set forth in or contemplated by the Prospectus.

(f)                                    Auditors’ Comfort Letter.  At the Closing Date, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement pursuant to Section 6(d) hereof, the Agents (or, in the case of a Terms Agreement, the Purchaser) shall have received from KPMG, independent public accountants for the Company, a letter, dated as of the Closing Time or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents (or, in the case of a Terms Agreement, the Purchaser).

(g)                                 Furnishing of Documents, Opinions to Counsel for Agents.  At the Closing Date, and at each Settlement Date with respect to any Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related matters, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all actions taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents (or in the case of a Terms Agreement, the Purchaser) and counsel for the Agents.

If any condition specified in this Section applicable to any Terms Agreement shall not have been fulfilled, such Terms Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the time such Purchaser accepts delivery of the Notes that are the subject of such Terms Agreement, and such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 10 and 14 hereof shall remain in effect.

SECTION 6.                                Additional Covenants of the Company.  The Company covenants and agrees that:

(a)                             Each acceptance by it of an offer to purchase Notes, and each sale of Notes to a Purchaser pursuant to a Terms Agreement, shall be deemed to be

(1)                                  an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents or such Purchaser pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchaser or the relevant Agent (or their respective representatives), as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time); and

(2)                                  an additional representation and warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other securities to be issued and sold by the Company on or prior to such settlement date,

(i)                                     the aggregate initial public offering price or purchase price of Notes that have been issued and sold by the Company will not exceed the amount set forth on the cover page of the Prospectus, as amended or supplemented as of such settlement date, and

(ii)                                  the aggregate amount of Debt Securities (including any Notes), Debt Warrants and Currency Warrants (each as defined in the Prospectus) which have been issued and sold by the Company will not exceed the amount of the Debt Securities, Debt Warrants and Currency Warrants registered pursuant to the Registration Statement.

(b)                                 Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or by a change in the principal amount of Notes remaining to be sold), or the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement), or the Company files with, or mails for filing to, the Commission any document incorporated by reference in the Prospectus, the Company shall, absent the submission of a certificate as described below, be deemed to have represented to the Agents or such Purchaser, as the case may be, as of the date of such amendment or supplement or filing, as the case may be, to the effect that the statements contained in the certificate referred to in Section 5(e) hereof that was last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such representation, the Company may submit to the Agents or such Purchaser, as the case may be, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)                                  Each time that

(i)                                     the Company files with, or mails for filing to, the Commission its Annual Report on Form 20-F,

(ii)                                  the Registration Statement or the Prospectus is amended or supplemented to reflect a material development affecting the business, operations or financial condition of the Company or a material change in the terms of the Notes,

(iii)                               any Agent reasonably determines that a material development affecting the business, operations or financial. condition of the Company has occurred or

(iv)                              the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement),

the company shall (in the case of (iv) above) or shall if requested by any Agent (in the case of (i), (ii) or (iii) above) forthwith furnish or cause to be furnished to the Agents or such Purchaser, as the case may be, the written opinions and letters of Swedish counsel to the Company and counsel to the Agents, dated the date of delivery thereof, in form satisfactory to the Agents or such Purchaser, as the case may be, of the same tenor as the opinions referred to in Sections 5 (d) (1) and 5(d) (2) hereof but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery thereof or, in lieu of such opinions, each counsel last furnishing such an opinion or letter to the Agents shall furnish the Agents or such Purchaser, as the case may be, with a letter to the effect that the Agents or such Purchaser, as the case may be, may rely on such last opinion or letter to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)                           Each time that

(i)                                     the Company files with, or mails for filing to, the Commission its Annual Report on Form 20-F,

(ii)                                  the Registration Statement or the Prospectus is amended or supplemented to reflect a material development affecting the business, operations or financial condition of the Company or a material change in the terms of the Notes or

(iii)                               any Agent reasonably determines that a material development affecting the business, operations or financial condition of the company has occurred or

(iv)                              the Company sells Notes to a Purchaser pursuant to a Terms Agreement (if so indicated in such Terms Agreement),

the Company shall (in the case of (iv) above) or shall if requested by any Agent (in the case of (i), (ii) or (iii) above) forthwith furnish or cause to be furnished to the Agents or such Purchaser, as the case may be, a letter of KPMG (or their successors as independent public accountants for the Company) a letter, dated the date of filing of such Annual Report (in the case of (i) above), amendment or supplement (in the case of (ii) above), the date of such request (in the case of (iii) above), or the date of such sale (in the case of (iv) above), in form satisfactory to the Agent or such Purchaser, as the case may be, and counsel. to the Agents, of the same tenor as the letter referred to in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for an interim reporting period, KMPG (or their successors as independent public accountants for the Company) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents or such Purchaser, as the case may be, or counsel to the Agents, such letter should cover such other information.

SECTION 7.                                Indemnification.

(a)                                  Indemnification by Company of Agents, Purchasers and their Control Persons.  The Company agrees to indemnify and hold harmless each Agent and any Purchaser and each person, if any, who controls each Agent and any Purchaser within the meaning of the Securities Act or the Exchange Act against any losses, liabilities, claims, damages and expenses, joint or several, and any action in respect thereof, to which such Agent or Purchaser may become subject, under the Securities Act or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party, as such expense is incurred, in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder; provided, however, that the Company will not be liable in any such case to the extent that such loss, liability, claim, change or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent or Purchaser expressly for use in the Registration Statement or the Prospectus.

(b)                                 Indemnification by Agents and Purchasers of Company, its Directors, Officers and Control Persons.  Each of the Agents, severally and not jointly, and any Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any and all loss, liability, claim, damage and expense to the same extent (including, without limitation, the reimbursement of expenses) as the indemnity contained in subsection (a) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent or Purchaser expressly for use in the Registration Statement or the Prospectus. The Company acknowledges that [    ], [    ] and [    ] constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the documents referred to in the foregoing indemnity, and each of you confirms that such statements are correct.

(c)                                  Notice by Indemnified Party to Indemnifying Party.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection (except to the extent the indemnifying party was materially prejudiced by such omission) or otherwise.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8.                                Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable to, or insufficient to hold harmless, the Company or an Agent or Purchaser other than in accordance with its terms, the Company and such Agent or Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute in the aggregate any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the aggregate amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Agents’ obligations in this Section 8 to contribute are several in proportion to their respective purchase obligations and not joint.

SECTION 9.                                Status of the Agents. In soliciting offers to purchase Notes from the Company, each of you is acting solely as agent for the Company and not as principal. Each Agent will use its best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason.

SECTION 10.                          Representations, Warranties and Agreements to Survive Delivery.  All representations and warranties contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or Purchaser or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.                          Termination.

(a)                                  Termination upon Notice of this Agreement.  This Agreement may be terminated for any reason, at any time, by the Company as to any of you or by any of you insofar as this Agreement relates to you as Agent, upon the giving of one day’s written notice of such termination to each other party hereto.

(b)                                 Termination of Terms Agreement. Any Purchaser may terminate any Terms Agreement, immediately upon notice to the Company, if at any time since the date of such Terms Agreement and prior to the delivery of and payment for the Notes on the Settlement Date relating thereto

(i)                                     there has been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or

(ii)                                  there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or

(iii)                               there has occurred:  a suspension or material limitation of trading in any securities of the Company by the Commission or any securities exchange; a suspension or material limitation of trading generally on the New York Stock Exchange, the National Association of Securities Dealers Inc. or the over-the-counter  market for debt securities in the United States; the declaration of a general moratorium on commercial banking activities by Federal or New York State authorities or by the relevant authorities of any country issuing any foreign or composite currency in which the Notes covered by such Terms Agreement are denominated or payable; or a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction, or

(iv)                              there has been any downgrading (or any notice has been given of any intended or potential downgrading or of any review with possible negative implications) in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436 (g) (2) under the Securities Act, or

(v)                                 there has been any change or development involving a prospective change in United States or Swedish taxation directly affecting the applicable Notes or the imposition of exchange controls directly affecting the applicable Notes or

(vi)                              there shall have come to the Purchaser’s attention any fact that causes the Purchaser to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(c)                                  Liability Upon Termination.  In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that

(1)                                  each Agent shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2(a) hereof;

(2)                                  if at the time of termination

(i)                                     any Purchaser shall own any of the Notes with the intention of reselling them or

(ii)                                  an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the Purchaser or his agent of the Note or Notes relating thereto has not occurred, then, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be; and

(3)                                  the covenant set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

SECTION 12.                          Default by an Agent Purchasing Notes as Principal.  With respect to a syndicated issue, if one or more of the Purchasers purchasing Notes as principal hereunder pursuant to a Terms Agreement shall fail to purchase the Notes which it or they agreed to purchase (the “Defaulted Notes”), then the lead nondefaulting Purchaser shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Purchasers, or any other persons, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Purchasers, then the nondefaulting Purchaser or Purchasers shall be obligated to purchase the entire aggregate principal amount of the Defaulted Notes in the proportion(s) that it or their respective underwriting obligations under the applicable agreement to purchase such Notes as principal bear to the underwriting obligations of all nondefaulting Purchasers under the applicable Terms Agreement; or

(ii)                                  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Purchasers, then the nondefaulting Purchaser or Purchasers shall not be under any obligation to purchase any of the Notes agreed by the Purchasers to be purchased as principal in such transaction and the applicable Terms Agreement as principal shall terminate without liability on the part of any nondefaulting Purchaser or Purchasers.

Nothing herein shall relieve a defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for its default hereunder.

In the event of a default by any Purchaser as set forth in this Section 12 which does not result in the termination of the applicable Terms Agreement, the Settlement Date with respect to such purchase of Notes as principal shall be postponed for such period, not exceeding seven days, as the lead nondefaulting Purchaser shall determine in order to effect any necessary changes in the Prospectus or in any other documents or arrangements.

SECTION 13.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and to the Company shall be directed as follows -

Notices to [Deutsche Bank Securities Inc.] shall be directed to:

[Deutsche Bank Securities Inc.

31 West 52nd Street

New York, New York 10019

Attention:

(fax:  (212)                            ).]

Notices to [Goldman, Sachs & Co.] shall be directed to:

[Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention:

(fax:  (212)                           ).]

Notices to [Lehman Brothers Inc.] shall be directed to:

[Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention:  Medium-Term Note Desk

(fax:  (212) 526-0943]

Notices to [Merrill Lynch & Co.] shall be directed to:

[Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner

& Smith Incorporated

4 World Financial Center

New York, New York 10281

Attention:  MTN Product Management

(fax:  (212) 449-2234).]

Notices to [Morgan Stanley & Co. Incorporated] shall be directed to:

[Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention:

(fax:  (212)                            ).]

Notices to the Company shall be directed to:

AB Svensk Exportkredit

Västra Trädgardsgatan 11 B

P.O. Box 16368

S-103 27 Stockholm, Sweden

Attention:  Capital Markets

(fax:  48-8-203894; telex:  12166 SEK S).

SECTION 14.                     Parties.  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each Agent and Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                          Governing Law; Jurisdiction.

(a)                                  Governing Law.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the law of the State of New York for all purposes, except that matters relating to the authorization and execution by the Company of this Agreement and any Terms Agreement shall be governed by the law of Sweden.

(b)                            Submission to Jurisdiction.  The Company (i) agrees that any legal suit, action or proceeding based on this Agreement or any Terms Agreement brought by any Agent or any Purchaser or any person controlling any Agent or any Purchaser may be instituted in any federal or state court in the County of New York, the State of New York, (ii) to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The Company has designated and appointed the Swedish Consulate-General as the Company’s authorized agent to accept and acknowledge on the Company’s behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the

Swedish Consulate-General

One Dag Hammarskjold Plaza

885 Second Avenue

New York, New York 10017

(or such other address in the Borough of Manhattan, City of New York, as the Company may designate by written notice to each Agent) together with written notice of said service to the Company, delivered to

AB Svensk Exportkredit

Västra Trädgårdsgatan 11 B

P.O. Box 16368

S-103 27 Stockholm, Sweden

Attention:  Legal Counsel

shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable until the principal, premium and interest, in each case if any, in respect of the Notes and all other sums owing by the Company in accordance with the provisions of the Notes and the Indenture have been paid in full by the Company in accordance with the provisions thereof. The Company agrees to take all action as may be necessary to continue the designation and appointment of the Swedish Consulate-General in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in the State and County of New York. Notwithstanding the foregoing, any legal suit, action or proceeding based on this Agreement or any Terms Agreement may be brought by any Agent or any Purchaser or any person controlling any Agent or any Purchaser in any competent court in Sweden.

(c)                                  Waiver of Immunity.  The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding by any Agent relating in any way to this Agreement or by any Purchaser relating in any way to any Terms Agreement between the Company and such Purchaser which may be instituted in any federal or state court in the City and State of New York or in any other country or jurisdiction by any Agent or any such Purchaser or any person controlling any Agent or any such Purchaser, and the Company will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suit, action or proceeding.

SECTION 16.                          Headings.  The headings contained in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

SECTION 17.                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours,

AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation)

By
	Title	President

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By

Title

[DEUTSCHE BANK SECURITIES INC.]

By

Title

[GOLDMAN, SACHS & CO.]

[(Goldman, Sachs & Co.)]

[LEHMAN BROTHERS INC.]

By

Title

[MORGAN STANLEY & CO. INCORPORATED]

By

Title

SCHEDULE 1

Maturity Date

Maturity Date	Commission Scale

More than 9 months to less than 1 year	.125%
1 year to less than 18 months	.150
18 months to less than 2 years	.200
2 years to less than 3 years	.250
3 years to less than 4 years	.350
4 years to less than 5 years	.450
5 years to less than 15 years	.500
15 years to less than 20 years	.600
20 years to 30 years	.650
More than 30 years	To be negotiated at time of sale

EXHIBIT A-1

FORM OF CONFIRMATION LETTER

To:                              [Insert name and address of new Agent]                          [Date]

AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”)
Medium-Term Notes, Series C,

Due not less than Nine Months from Date of Issue

Ladies and Gentlemen:

We refer to the Agency Agreement, dated [        ], 2004 (as amended from time to time, the “Agreement”), entered into with respect to the Company’s Medium-Term Notes, Series C, Due not less than Nine Months from Date of Issue (the “Notes”), and hereby acknowledge receipt of your Accession Letter to us dated                                    .

In accordance with Section 2(a) of the Agreement and your Accession Letter, we hereby confirm that, with effect from the date hereof, you shall become a party to the Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Agreement, for purposes of the issue of $                                    aggregate principal amount of [Title of Notes].

Very truly yours,

AB SVENSK EXPORTKREDIT

By:
Name:
Title:

cc:	[Deutsche Bank Securities Inc.]
[Goldman, Sachs & Co.]
[Lehman Brothers Inc.]
[Merrill Lynch, Pierce, Fenner & Smith Incorporated]
[Morgan Stanley & Co. Incorporated]

A-1

EXHIBIT A-2

ACCESSION LETTER

To:	AB Svensk Exportkredit
Västra Trädgårdsgatan 11B
S-103 27 Stockholm, Sweden
	Attention: [ ]	[Date]

AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”)
Medium-Term Notes, Series C,
Due not less than Nine Months from Date of Issue

Ladies and Gentlemen:

We refer to the Agency Agreement, dated [        ], 2004 (as amended from time to time, the “Agreement”), entered into with respect to the above-referenced Medium-Term Notes (the “Notes”), and made between the Company and the Agents parties thereto.

We confirm that we are in receipt of the documents referenced below:

(a)                                  the Agreement,

(b)                                 the Registration Statement and the Prospectus referred to in the Agreement, and

(c)                                  the Indenture referred to in the Agreement,

and have found them to our satisfaction.

For purposes of the Agreement, our notice details are as follows:

[Insert name, address, telephone, telex and attention].

In consideration of the Company appointing us as an Agent in respect of $          aggregate principal amount of [Title of Notes] (the “Applicable Notes”) under the Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Agreement apply in relation to the Applicable Notes.

This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Very truly yours,

[Insert name of new Agent]

A-2

EXHIBIT B

[Form of Terms Agreement]

[Name and Address of Purchaser]

TERMS AGREEMENT

AB Svensk Exportkredit

(Swedish Export Credit Corporation)

Västra Trädgårdsgatan 11 B

P.O. Box 16368

5-103 27 Stockholm

SWEDEN

Re:                               Agency Agreement between AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) and the Agents for the Company’s Medium-Term Notes, Series C, dated as of •, 2004

Ladies and Gentlemen:

Pursuant to the above-referenced Agency Agreement (the “Agency Agreement”), [insert name of Agent] (the “Purchaser”) hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, [insert currency and amount] aggregate [principal] [face] amount of the Company’s [insert, designation of Notes] (the “Purchased Notes”) at a purchase price of [insert currency and amount]. The Purchased Notes are described in Pricing Supplement No. •, dated the date hereof, to the Prospectus dated •, 2004 and the Prospectus Supplement dated •, 2004 relating to the Notes (collectively, the “Prospectus”).  Capitalized terms used and not defined herein shall have the meanings specified in the Prospectus and the Agency Agreement.

Delivery of and payment for the Purchased Notes shall be made on [insert date] at [10:00 a.m.], New York City time, which date and time may be postponed by agreement between the Purchaser and the Company (such date and time of delivery and payment for the Purchased Notes being herein called the “Settlement Date”).  Delivery of the Purchased Notes shall be made to [insert name of Purchaser or its agent] against payment by the Purchaser to the Company of the purchase price thereof in the manner described in the Procedures relating to [Certificated Notes] [Book-Entry Notes] or in such other manner as the parties hereto shall agree.  [A single certificate] [• certificates] [A single Global Security] representing the Purchased Notes shall be issued and registered [in such name as the Purchaser shall. request][in ‘the name of The Depository Trust Company or its nominee].

[Notwithstanding Section 4(v) of the Agency Agreement, the Purchaser shall pay the fees and disbursements of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, with respect to the issuance and sale of the Purchased Notes.]

[Insert any other special terms relating to payment by the Purchaser or the Company of expenses or other amounts relating to the sale of the Purchased Notes]

B-1

The Company shall be deemed to have made the representation set forth in Section 6 (b) of the Agency Agreement as of the date hereof.

[On or prior to the Settlement Date, the Company shall deliver or cause to be delivered to the Purchaser [the opinions of counsel referred to in Section 6(c) of the Agency Agreement] [and the comfort letter of KPMG (or their successors as independent public accountants for the Company) referred to in Section 6 (d) of the Agency Agreement].)

[Insert any other conditions to settlement]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Terms Agreement shall represent a binding agreement between the Purchaser and the Company.

[Insert NAME OF PURCHASER]

By:
Name:
Title:

Accepted as of the date first written above:

AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation)

By:
Name:
Title:

B-2

Exhibit C

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

Medium Term Notes, Series C

ADMINISTRATIVE PROCEDURES

[     ], 2004

The administrative procedures and specific terms of the offering of Medium Term Notes, Series C (the “Notes”), on a continuous basis by AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) pursuant to the Agency Agreement, dated the date hereof (the “Agency Agreement”), between the Company and [Deutsche Bank Securities, Inc., Goldman, Sachs & Co., Lehman Brothers, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated] (each acting directly or through an affiliate) (the “Agents”), are explained below.  In the Agency Agreement, the Agents have agreed to solicit purchases of the Notes.  Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a Terms Agreement entered into between the Company and such Agent, as contemplated by the Agency Agreement.

Each Note will be issued under an Indenture (the “Indenture”) dated as of August 15, 1991, between the Company and JP Morgan Trust Company, National Association, as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”), as supplemented from time to time. Notes will bear interest, if any, at either fixed rates (“Fixed Rate Notes”) or variable rates (“Floating Rate Notes”).  The Company may from time to time offer Notes (“Indexed Notes”) the principal amount payable at the maturity of which and/or the interest on which will be determined by reference to designated currency, commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula.  Each Note will be represented either by a Global Security (as defined below) delivered to the Trustee, as agent for the Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or by a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

The Finance Department of the Company will perform the accounting, document control and administrative record-keeping functions of the Company described herein.  The Trustee will act as Paying Agent for the payment of any interest on the Notes and will perform the other duties specified herein.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes denominated in U.S. dollars will be issued in accordance with the administrative procedures set forth in Part II hereof.  Certain procedures with respect to proposals that the Company issue “structured” or “hybrid” Notes are set forth in Part III hereof.  Administrative procedures with respect to any Certificated Notes denominated in any currency (including composite currencies) other than U.S. dollars will be agreed upon by the parties at the time such Notes are sold.  Unless otherwise defined herein, terms defined in the Prospectus or-the Indenture shall be used herein as therein defined.  To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating procedures or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating procedures and the Agency Agreement shall control.

Until such time as the Company shall specify otherwise by written notice to the Agents and the Trustee, payments in U.S. dollars to the Company hereunder may be made to [Citibank, N.A., New York, for the account of AB Svensk Exportkredit, Account No.  369 85 307.]

PART I:     ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof and the Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of                , 2004, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System.  (“SDFS”).

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Fixed Rate Book-Entry Notes, the Company will issue one or more global securities in fully registered form without coupons (a “Global Security”), each representing up to $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) principal or face amount of all such Notes that have the same terms (e.g., Interest Rate, Maturity Date and redemption provisions).  Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue one or more Global Securities, each representing up to $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) principal or face amount of all such Notes that have the same terms (e.g., Base Rate, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Maturity Date).  Similarly, on any settlement date for one or more Indexed Book-Entry Notes, the Company will issue one or more Global Securities, each representing up to $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) principal or face amount of all such Notes having the same terms (e.g., Interest Rate, if any, Index, redemption provisions, and Maturity Date).  Each Global Security will be dated and issued as of the date of its authentication by the Trustee.  Each Global Security will bear an Interest Accrual Date, which will be (i) with respect to an original Global Security (or any portion thereof), its Issue Date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for on the predecessor Global Security or Securities (or, if no such payment or provision has been made, the Issue Date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global

Security.  No Global Security will represent (i) Fixed Rate, Floating Rate and Indexed Book-Entry Notes or (ii) any combination of any two of the foregoing types of Notes or (iii) any Certificated Note.

Identification Numbers:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of approximately 900 CUSIP numbers that relate to Global Securities representing the Book-Entry Notes.  The Trustee, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers.  The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities.  The Trustee will notify the Company when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and the Company, if it deems necessary, will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes.  Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:

Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the Securities Register maintained under the Indenture.  The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants.  The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same terms (e.g., Interest Rate, redemption provisions and Maturity Date) and for which interest has been paid to the same date, (B) Floating Rate Book-Entry Notes having the same terms (e.g., Base Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Maturity Date) and for which interest has been paid to the same date of (C) Indexed Book-Entry Notes having the same terms (e.g., Interest Rate, if any, Index, redemption provisions, and Maturity Date) and for which interest, if any, has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security.Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid.On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) in aggregate principal or face amount, one Global Security will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) of principal or face amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal or face amount of such Global Securities (see

“Denominations” below).

Maturities:	The Maturity Date for each Book-Entry Note will be a date not less than nine months from the Issue Date for such Note.

Denominations:

Book-Entry Notes denominated in U.S. dollars will be issued in principal or face amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.  The authorized denominations of Book-Entry Notes denominated in any other currency or composite currency will be set forth in such Notes. Global Securities will be denominated in principal or face amounts not in excess of $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies).  If one or more Book-Entry Notes having an aggregate principal or face amount in-excess of $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more other currencies or composite currencies) principal or face amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal or face amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

Interest, if any, on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note and will be calculated and paid in the manner described in such Note and in the Prospectus as supplemented by the applicable Pricing Supplement.Unless otherwise provided in the applicable Indenture or the Book-Entry Notes, the first payment of interest, if any, on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date.Interest, if any, payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal, if any, of such Note is payable.Standard & Poor’s Corporation (“S&P”) will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by S&P.

Payments of any Principal and Interest:

Payments of Interest Only.  Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by S&P. The Company will pay to the Trustee, as Paying Agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of any principal, interest or premium to be paid in respect of each Global Security maturing in the following month. The Trustee, the Company and DTC will confirm the amounts of such payments with respect to each such Global Security on or about the fifth (or, in the case of Indexed Notes, the second) Business Day preceding the Maturity of such Global Security. At such Maturity, the Company will pay such amounts to the Trustee, and the Trustee in turn will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. if any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the amounts due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

Manner of Payment. The total amount of any principal,

interest or premium due in respect of any Global Security on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment in respect of such Global Security by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee). Prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of any interest, principal or premium due in respect of such Global Security on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct or indirect responsibility or liability for the payment by DTC to such Participants of any principal, premium or interest in respect of the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Preparation of Pricing Supplement:

If any order to purchase a Note sold through an Agent is accepted by or on behalf of the Company, the Company will prepare or cause to be prepared a Pricing Supplement reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933 (the “1933 Act”) and will supply at least ten copies thereof (and additional copies if requested) to such Agent and one copy to the Trustee. In the case of Merrill Lynch & Co., the Company will also deliver a Pricing Supplement, via next-day mail or telecopier, to arrive no later than 11:00 a.m. New York City time on the Business Day following the Settlement Date to:

[Merrill Lynch & Co. - Tritech Services 4 Corporate Place Corporate Park 287 Piscataway, NJ 08854 Attn.: Final Prospectus Unit Telephone: (201) 878-6526 Telecopy: (201) 878-6530

and to:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower 23rd Floor
New York, NY 10281-1323
Attn.: MTN Product Management
Telephone: (212) 449-7582
Telecopy: (212) 449-2234]

Such Agent will cause such Pricing Supplement to be delivered to the purchaser of such Note at the time the Note is delivered to the purchaser. In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to the Prospectus prior to the use of the Prospectus in connection with the sale of such Note. Outdated Pricing Supplements, and the prospectuses to which they are attached (other than those retained for files), will be destroyed.

Procedures upon Company’s Exercise of Optional Redemption (if applicable):

Company Notice to Trustee regarding Exercise of Optional Redemption. At least 45 days (unless a shorter notice period shall be acceptable to the Trustee) prior to the date on which it intends to redeem a Book-Entry Note for which optional redemption has been provided, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

Trustee Notice to DTC regarding Company’s Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price. On or before any Redemption Date, the Company shall pay to the Trustee an amount of money sufficient to pay the Redemption

Price, plus interest accrued to such Redemption Date, for all the Book-Entry Notes or portions thereof that are to be repaid on such Redemption Date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by such Agent in whole or in part in the exercise of its reasonable discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part. Offers to purchase Book-Entry Notes accepted orally by the Company shall not be binding on the Company until the terms relating to such Book-Entry Notes are approved by the Company as described below under “Settlement Procedures”.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day following such date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser, after consultation with the Trustee, agree to settlement on a different date.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent shall be as follows:

	A.	Such Agent will deliver to the Company and counsel for the Agents, by facsimile transmission, a term sheet (a “Term Sheet”) containing at least the following information:

1. Principal or face amount.

2. Stated Maturity Date.

3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, or in the case of a Floating Rate Book-Entry Note, the Base Rate, the Initial Interest Rate (if known at such time), Index Maturity, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

4. Interest Reset Period (in the case of a Floating Rate BookEntry Note) and Interest Payment Dates (if other than as specified in the Prospectus).

5. Redemption provisions (if any).

6. In the case of an Indexed Book-Entry Note, the Index and the method by which the principal amount thereof payable at Maturity and/or the Interest Rate thereon shall be determined.

7. In the case of a Discount Book-Entry Note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity.

8. Settlement date.

9. Issue Price.

10. Agent’s commission, determined as provided in Section 2 of the Agency Agreement.

B.

The Company will approve the terms of such Note as set forth in such Term Sheet and will promptly so notify such Agent and counsel for the Agents by telephone or telecopier. Each acceptance by the Company of an offer to purchase a Note shall constitute a representation and warranty by the Company to the Trustee that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Global Security, the aggregate initial public offering price or purchase price of all Notes issued under the Indenture will not exceed $4,000,000,000 (plus approximately $98,865,708 of Notes which were initially offered pursuant to an earlier prospectus relating to the Company’s Medium-Term Notes, Series B and not sold thereunder), or the equivalent thereof in other currencies or composite currencies (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section). The Trustee will assign a CUSIP number to the Global Security representing such Note.

C.	The Trustee will enter a pending deposit message

through DTC’s Participant Terminal System, providing the following settlement information to DTC, such Agent, S&P and, upon request, the Company:

1. The information described in Settlement Procedure “A”.

2. Identification as a Fixed Rate Book-Entry Note, a Floating Rate Book-Entry Note or an Indexed Book-Entry Note.

3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date (which term means the Regular Record Date, and in the case of Floating Rate Notes that reset daily or weekly the date that is five calendar days immediately preceding the applicable Interest Payment Date) and amount of interest, if known, payable on such Interest Payment Date.

4. Frequency of interest payments.

5. CUSIP number of the Global Security representing such Note.

6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

A.	The Trustee will complete the Global Security representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

B.	The Trustee will authenticate the Global Security representing such Note.

C.	DTC will credit such Note to the Trustee’s participant account at DTC.

D.

The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the

Medium-Term Note Certificate Agreement between the Trustee and DTC.

E.

Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

F.

The Trustee will wire transfer (in accordance with procedures and instructions previously agreed upon with the Company) to an account of the Company funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G”.

	G.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

H.

The Trustee will send a copy of the Global Security representing such Note to the Company and counsel for the Agents by first-class mail. Periodically, the Trustee will send to the Company and counsel for the Agents a statement setting forth the principal amount of Notes Outstanding as of the date of such statement under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

I.

Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

For offers of Book-Entry Notes solicited by an Agent and accepted by the Company for settlement on the fifth Business Day after acceptance, Settlement Procedures “A” through “L” set forth above shall be completed as soon as practicable but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	5:00 P.M. on acceptance date
B	11:00 A.M. on first Business Day following Business Date
C	2:00 P.M. on first Business Day following Business Date
D	3:00 P.M. on day before settlement date
E	9:00 A.M on settlement date
F-I	10:00 A.M. on settlement date
J-L	5:00 P.M. on settlement date

If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11 A.M. and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedures “I” and “J” are subject to extension in accordance with any extension of Fedwire closing deadlines and the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal or face amount of the Global Security representing such Note that is at least equal to the principal or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “CANCELED”, make appropriate entries in the Trustee’s records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS delivery orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Rate Changes:

When the Company has determined to change the Interest Rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed Interest Rates. At such time as the Company has advised the Agents of the new Interest Rates, the Agents may resume solicitation of offers. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement, the Company may instruct each Agent to suspend solicitation of offers to purchase Book-Entry Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Company that such solicitation may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement, all consistent with the Company’s obligations under the Agency Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus and such Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the Prospectus and the Pricing Supplement relating to each Book-Entry Note must accompany or precede any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by the Prospectus and a Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a Prospectus and a Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Trustee will make such delivery if such Note is sold directly by the Company to a purchaser other than an Agent.

Advertising:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase Book-Entry Notes.

PART II:                                                 ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Trustee will serve as registrar and transfer agent in connection with any Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its date of original issuance (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge to the holder of such Note. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	The Maturity Date for each Certificated Note will be a date not less than nine months from the Issue Date for such Note.

Denominations:

Certificated Notes denominated in U.S. dollars will be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency or composite currency will be set forth in such Notes.

Interest:

Interest, if any, on each Certificated Note will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise provided in the Indenture or the Certificated Notes, the first payment of interest, if any, on any Certificated Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest, if any, payable at the Maturity of a

Certificated Note will be payable to the Person to whom the principal, if any, of such Note is payable.

Payments of any Principal and Interest:

The Trustee will pay the principal amount, if any, of each Certificated Note at Maturity upon presentment of such Note to the Trustee. Such payment, together with payment of interest, if any, due at Maturity, will be made in funds available for immediate use by the Trustee and, in turn, by the Holder of such Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee and delivered to the Company with an appropriate debit advice. Unless other arrangements are made, and except as otherwise specified in the Prospectus, all interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest, if any, payable at Maturity will be paid to the Person to whom principal, if any, is payable. The Trustee will provide monthly to the Company certified lists of principal and interest, if any, to be paid on Certificated Notes maturing in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If any Interest Payment Date for or the Maturity Date of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

Preparation of Pricing Supplement:

If any order to purchase a Note sold through an Agent is accepted by or on behalf of the Company, the Company will prepare or cause to be prepared a Pricing Supplement reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the 1933 Act and will supply at least ten copies thereof (and additional copies if requested) to such Agent and one copy to the Trustee. In the case of Merrill Lynch & Co., the Company will also deliver a Pricing Supplement, via next-day mail or telecopier, to arrive no later than 11:00 a.m. New York

City time on the Business Day following the Settlement Date to:

[Merrill Lynch & Co. - Tritech Services 4 Corporate Place Corporate Park 287 Piscataway, NJ 08854 Attn.: Final Prospectus Unit Telephone: (201) 878-6526 Telecopy: (201) 878-6530

and to:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower 23rd Floor
New York, NY 10281-1323
Attn.: MTN Product Management
Telephone: (212) 449-7476
Telecopy: (212) 449-2234]

Such Agent will cause such Pricing Supplement to be delivered to the purchaser of such Note at the time the Note is delivered to the purchaser. In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to the Prospectus prior to the use of the Prospectus in connection with the sale of such Note. Outdated pricing supplements, and the prospectuses to which they are attached (other than those retained for files), will be destroyed.

Procedures upon Company’s Exercise of Optional Redemption (if applicable):

Company Notice to Trustee regarding Exercise of Optional Redemption. At least 45 days (unless a shorter notice period shall be acceptable to the Trustee) prior to the date on which it intends to redeem a Note for which optional redemption has been provided, the Company will notify the Trustee that it is exercising such option with respect to such Note on such date.

Trustee Notice to Holders regarding Company’s Exercise of Optional Redemption. After receipt of notices exercising its option to redeem a Certificated Note, the Trustee will, at least 30 days before the Redemption Date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company’s exercise of such option with respect to such Certificated Note.

Deposit of Redemption Price. On or before any Redemption Date, the Company shall pay to the Trustee an amount of money sufficient to pay the Redemption Price, plus interest, if any, accrued to such Redemption Date, for all the Certificated Notes or portions thereof that are to be repaid on such Redemption Date. The Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, each Agent will advise the Company by telephone of all offers to purchase Certificated Notes received by such Agent, other than those rejected by such Agent in whole or in part in the exercise of its reasonable discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Certificated Notes and may reject any such offer in whole or in part. Offers to purchase Certificated Notes accepted orally by the Company shall not be binding on the Company until the terms relating to such Certificated Notes are approved by the Company as described below under “Settlement Procedures”.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the selling Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute “settlement”. All offers accepted by the Company will be settled on the fifth Business Day following such date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser, after consultation with the Trustee, agree to settlement on a different date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Company through an Agent shall be as follows:

	A.	Such Agent will deliver to the Company and counsel for the Agents, by facsimile transmission, a term sheet (a “Term Sheet”) containing at least the following information:

1. Name in which such Note is to be registered (“Registered Owner”). 2. Address of the Registered Owner and address for payment of any principal and interest.

3. Taxpayer identification number of the Registered Owner (if available).
4. Principal or face amount.
5. Maturity Date.
6. In the case of a Fixed Rate Certificated Note, the Interest Rate, or in the case of a Floating Rate Certificated Note, the Base Rate, the Initial Interest Rate (if known at such time), Index Maturity, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).
7. Interest Reset Period (in the case of a Floating Rate Certificated Note) and Interest Payment Dates (if other than as specified in the Prospectus).
8. Redemption provisions (if any).
9. In the case of an Indexed Certificated Note, the Index and the method by which the principal amount thereof payable at Maturity and/or the Interest Rate thereon shall be determined.
10. In the case of a Discount Certificated Note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity.
11. Settlement date.
12. Issue Price.
13. Agent’s commission, determined as provided in Section 2 of the Agency Agreement.

B.

The Company will approve the terms of such Note as set forth in such Term Sheet and will promptly so notify such Agent and counsel for the Agents by telephone or telecopier. Each acceptance by the Company of an offer to purchase a Note shall constitute a representation and warranty by the Company to the Trustee that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Note, the aggregate initial public offering price or purchase price of all Notes issued under the Indenture will not exceed $4,000,000,000 (plus approximately $98,865,708 of Notes which were initially offered pursuant to an earlier prospectus relating to the Company’s Medium-Term Notes, Series B and not sold thereunder), or the equivalent thereof in other currencies or composite currencies (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section).

C.

The Trustee will complete the certificate or certificates for such Note in a form that has been approved by the Company, the Agents and the Trustee. In the event such Agent refuses to accept and pay for such Note because such Note was incorrectly prepared, the Trustee shall not be required to credit the Company’s account as provided below.

D.

The Trustee will authenticate such Note and deliver it (with the confirmation) to such Agent, and such Agent will acknowledge receipt of such Note in such manner as the Trustee shall reasonably require.

	E.	Such Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in the amount of the Issue Price of such Note, less such Agent’s commission.

F.

Such Agent will deliver such Note (with confirmation) to the customer or its agent against payment in immediately available funds. Such Agent will obtain an acknowledgement of receipt of such Note from the customer or its agent.

G.

The Trustee will send a copy of the certificate or certificates for such Note to the Company and counsel for the Agents by first-class mail. Periodically, the Trustee will also send to the Company and counsel for the Agents a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	For offers of Certificated Notes solicited by an Agent and accepted by the Company, Settlement Procedures “A” through “G” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	5:00 P.M. on acceptance date
B	11:00 A.M. on first Business Day following acceptance date
C-E	10:00 A.M. on settlement date
F-G	5:00 P.M. on settlement date

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the selling Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. If funds have been advanced for the purchase of such Note, immediately upon receipt of such Note, the Company shall refund (or shall cause the Trustee to refund, in which case the Company will provide the Trustee with funds available for immediate use for such purpose) the payment previously made by such Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the first Business Day following the settlement date. If such failure shall have occurred for any reason other than the failure of such Agent to provide the correct terms of such Note to the Company or to provide a confirmation to the purchaser, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when such funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “CANCELED”, make appropriate entries in the Trustee’s records and send such Note to the Company.

Procedure for Rate Changes:

When the Company has determined to change the Interest Rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed Interest Rates. At such time as the Company has advised the Agents of the new Interest Rates, the Agents may resume solicitation of offers. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation:	Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement, the

Amendment or Supplement:

Company may instruct each Agent to suspend solicitation of offers to purchase Certificated Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Company that such solicitation may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement, all consistent with the Company’s obligations under the Agency Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such offers may not be settled or that copies of the Prospectus and such Pricing Supplement may not be so delivered.

Delivery of Prospectus:

A copy of the Prospectus and the Pricing Supplement relating to the Notes and a pricing supplement relating to a Certificated Note must accompany or precede any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by the Prospectus and a Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver the Prospectus and a Pricing Supplement as herein described with respect to each Note sold by it. The Trustee will make such delivery if such Note is sold directly by the Company to a purchaser other than an Agent.

Advertising:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase Certificated Notes.

PART III:                                             ADMINISTRATIVE PROCEDURES FOR “STRUCTURED” OR “HYBRID” NOTES

The Company may from time to time issue Notes through an Agent (or to such Agent as Purchaser) the principal amount payable at the maturity of which and/or interest in respect of which will be determined by reference to designated currency (or composite currency), commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula. Such Notes may implicate certain commodities-law (and other legal or regulatory) issues.(1)

The Company and such Agent will cooperate so that the Company, the Agent and counsel for the Agents have sufficient opportunity to analyze such issues. Such Agent will furnish, to the extent possible, such certificate or certificates with respect to the financial and marketing aspects of such Notes as the Company may reasonably require.

(1) For example, it may be necessary to analyze whether certain of such Notes are exempt or excluded from regulation under the Commodity Exchange Act of 1922, as amended (the “CEA”), under the Commodity Futures Trading Commission’s Statutory Interpretation Concerning Certain Hybrid Instruments (55 Federal Register 13582, April 11, 1990) (the so-called “Statutory Interpretation”) or Rule 34 under the CEA (the so-called “Hybrid Exemption”).

EXHIBIT D

[Form of Opinion Letter of Advokatfirman Vinge, Swedish Counsel to the Company]

(i)                                     The Company is a public joint stock company (Sw. publikt aktiebolag) duly organized under the laws of the Kingdom of Sweden with corporate power and authority to own its properties and conduct its business as described in the Prospectus (including any documents incorporated by reference therein); the Company’s subsidiary is a private joint stock company duly organized under the laws of the Kingdom of Sweden with corporate power and authority to own its properties and conduct its business; neither the Company nor its subsidiary is in liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs) nor subject to business reorganization (Sw. företagsrekonstruktion) and to the best of our knowledge (without having made any specific inquiry save for a search in the Swedish Company Registry) no steps have been taken or are being taken to wind up (Sw. försät i konkurs) any of the Company or its subsidiary;

(ii)                                  The Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms under the laws of the Kingdom of Sweden, subject to applicable Swedish bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity;

(iii)                               The Notes have been duly authorized and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Agency Agreement and by the Indenture, will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms under the laws of the Kingdom of Sweden and en titled to the benefits provided by the Indenture, subject to applicable Swedish bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity;

(iv)                              The Notes will rank pari passu with all other un secured and unsubordinated indebtedness of the Company for borrowed money, subject to applicable Swedish bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity;

(v)                                 To the best of our knowledge after reasonable inquiry, the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and the authorized and issued share capitalization of the Company is as set forth in the consolidated balance sheet included in the Form 20-F;

(vi)                              The Agency Agreement (and if this opinion is being given in connection with a Terms Agreement, such Terms Agreement) has been duly authorized, executed and delivered by the Company;

(vii)                           The execution, delivery and performance of the Agency Agreement (and, if this opinion is being given in connection with a Terms Agreement, such Terms Agreement) and the Indenture, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not violate or conflict with the provisions of the Articles of Association of the Company, the Swedish Companies Act (Sw. Aktiebolagslagen 1975:1385) or the Swedish Financing Business Act (Sw. Lag (1992:1610) om finansieringsverksamhet), or any other law or administrative regulation of the Kingdom of Sweden or any decree of any court therein applic able to the Company, which decree is known to us after reasonable inquiry with respect thereto, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company;;

(viii)                        The execution, delivery and performance of the Agency Agreement and the Indenture, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not violate or conflict with or constitute a default under the provisions of any indenture, deed of trust, mortgage, or other agreement or instrument known to us, after reasonable inquiry with respect thereto, to which the Company is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company;

(ix)                                The following statements with respect to Swedish law, regulations and taxation set forth in the Prospectus or incorporated therein by reference are accurate in all material respects:

[List of statements]

(x)                                   All corporate authorizations necessary under the laws and regulations of Sweden for the Company to enter into and perform all of its obligations under the Agency Agreement (and, if this opinion is being given in connection with a Terms Agreement, such Terms Agreement) and the Indenture and to create, issue, sell and deliver the Notes and to perform all of its obligations thereunder have been obtained;

(xi)                                Except for such approvals as have already been obtained, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under the Agency Agreement (and, if this opinion is being given in connection with a Terms Agreement, such Terms Agreement) and the Indenture or to issue and offer, and to perform its obligations arising under, the Notes;

(xii)                             Under the laws of Sweden, the Company would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of, or the execution or enforcement of any judgment of, the courts of Sweden in respect of any action relating to the payment of any amounts payable under or by virtue of the Notes, the Indenture or the Agency Agreement (and, if this opinion is being given in connection with a Terms Agreement, such Terms Agreement);

(xiii)                          Under the laws of Sweden, the choice of New York law in the Notes, the Indenture and the Agency Agreement is a valid choice of law, and the Company’s submission to jurisdiction, consent to service of process and appointment of an agent for service of process, in each case as set forth in the Notes, the Indenture and the Agency Agreement, are valid and effective;

(xiv)                         Neither the execution nor the delivery of the Indenture or the Notes nor any payments to the Agents contemplated in the Agency Agreement or in the Administrative Procedures are subject to any taxes, duties or other charges imposed by or on behalf of Sweden or any political, subdivision or taxing authority thereof or therein (other than any such taxes, duties or other charges imposed upon any Agent by reason of any relationship with or activity within Sweden other than such Agent’s participation in transactions under the Agency Agreement or the Administrative Procedures);

(xv)                            The Company is not required to deduct or withhold any tax or other charge imposed by Sweden from any payment due or to become due in respect of the Notes to residents of the United States;

(xvi)                         To the best of our knowledge after reasonable inquiry, there are no material legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject; and to the best of our knowledge after reasonable inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(xvii)                      A holder in respect of any Note, the Trustee in respect of the Indenture and any Agent in respect of the Agency Agreement (and any Purchaser in respect of a Terms Agreement between the Company and such Purchaser) is each entitled to sue as plaintiff in the Swedish courts for the enforcement of its respective rights against the Company; and such access to Swedish courts will not be subject to any conditions that are not applicable to residents of Sweden, a Swedish subject or a company incorporated in any part of Sweden except that (A) a Swedish court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum and (B) under the applicable rules of procedure a Swedish court may, at its discretion after request of the defendant, order a plaintiff in an action, if such plaintiff is not ordinarily resident in some part of Sweden, to provide security for costs; and

(xviii)                   A judgment entered against the Company in the courts of the State of New York would not be recognized or enforceable in the Kingdom of Sweden as a matter of right without a retrial on the merits (but would be of some persuasive authority as a matter of evidence before the courts of law, administrative tribunals or executive or other public authorities of the Kingdom of Sweden). However, there is Swedish case law to indicate that such judgments:

(I)                                    that are based on contract among the parties excluding the jurisdiction of the courts of the Kingdom of Sweden,

(II)                                that were rendered under observance of due process,

(III)                            against which there lies no further appeal, and

(IV)                            the recognition of which would not manifestly contravene fundamental principles of the legal order, or the public policy, of the Kingdom of Sweden,

should be acknowledged without retrial on the merits.

We have not prepared any documents incorporated by reference in the Prospectus, but we have discussed such documents with the Company prior to their filing with the Commission; and, based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we have no reason to believe (other than with respect to the financial statements and schedules and other financial and statistical data relating to the Company contained or incorporated by reference in the Registration Statement or in the Prospectus or in any documents incorporated by reference in the Registration Statement or in the Prospectus, as to which we express no view) that (A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment thereof or supplement thereto (including any documents incorporated therein by reference), as of their respective issue dates (and, with respect to any document incorporated by reference therein and filed subsequent to any such issue date, as of the date of filing of such document) and as of the date of this opinion letter includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

Very truly yours,

ADVOKATFIRMAN VINGE